Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-198569, No. 333-196994, and No. 333-200394) on Form S-3 of Marathon Patent Group, Inc. and subsidiaries (collectively, the “Company”) of our report dated March 30, 2016, relating to the consolidated financial statements, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2016.

SingerLewak LLP

/S/ SingerLewak LLP
Los Angeles, California
April 4, 2017